Exhibit 99.1

Astrotech Corporation 401 Congress, Suite 1650 Austin, TX 78701 512.485.9530 fax: 512.485.9531 www•astrotechcorp•com

FOR IMMEDIATE RELEASE

ASTROTECH ANNOUNCES RESULTS OF ANNUAL MEETING OF SHAREHOLDERS

Austin, Texas, May 1, 2013 – Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services, today announced the results of the Company's Annual Meeting of Shareholders held on April 26, 2013.

The shareholders of the Company’s common stock re-elected six directors to the Company’s Board of Directors.  The Board of Directors now consists of Thomas B. Pickens III, Mark E. Adams, John A. Oliva, William F. Readdy, Sha-Chelle Manning and Daniel T. Russler, Jr.

In addition to electing the board of directors, Astrotech shareholders ratified the appointment of Ernst & Young, LLP as independent auditors for the Company, approved the compensation of our named executives (“Say-on-Pay”) and approved the frequency of future Say-on-Pay votes to be every 3 years.

Tabular presentation of the voting results from the Annual Meeting of Shareholders follows the text of this press release.

About Astrotech Corporation

Astrotech is one of the first space commerce companies and remains a strong entrepreneurial force in the aerospace industry. We are leaders in identifying, developing and marketing space technology for commercial use. Our ASO business unit serves our government and commercial satellite and spacecraft customers with pre-launch services on the eastern and western range. 1st Detect Corporation is developing what we believe is a breakthrough miniature mass spectrometer, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, the ability to expand ASO, the availability of capital for reinvestment in growth initiatives, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Carlisle Kirkpatrick

Chief Financial Officer

Astrotech Corporation

512.485.9530

IR@astrotechcorp.com

Tables Follow

16,384,665 shares or 84.08% of the Company’s Common Stock were present in person or by proxy at the meeting.

Proposal  1. To elect six directors to the Board of Directors of the Company to serve for the respective terms prescribed by the Company’s bylaws. All director nominees were duly elected.

	FOR	WITHHELD	BROKER
			NON-VOTES
Thomas B. Pickens III	7,966,126	2,706,860	5,711,679
Mark E. Adams	7,716,717	2,956,269	5,711,679
John A. Oliva	8,026,260	2,646,726	5,711,679
Sha-Chelle Manning	8,028,770	2,644,216	5,711,679
William F. Readdy	9,102,209	1,570,777	5,711,679
Daniel T. Russler, Jr.	8,029,535	2,643,451	5,711,679

Proposal  2. To ratify the appointment of Ernst & Young, LLP as independent registered public accounting firm for the Company’s fiscal year ending June 30, 2013. This proposal was approved.

FOR	AGAINST	ABSTAIN

16,003,366	97,732	283,567

Proposal  3. To conduct an advisory vote on our executive compensation (the “Say-on-Pay” vote). This proposal was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

9,489,455	1,102,979	80,551	5,711,680

Proposal  4. To conduct an advisory vote on the frequency of future Say-on-Pay votes (the “Say-on-Frequency” vote). Based upon the results set forth below, the Board of Directors has determined that advisory votes on executive compensation will be submitted to stockholders every three years until the next required advisory vote on the frequency of shareholder votes on executive compensation.

1 Year	2 Years	3 Years	ABSTAIN	BROKER NON-VOTES

4,275,365	288,041	6,042,819	66,760	5,711,680

###